SUB-ITEM Q1(a): Exhibits
AMENDMENT #10
TO THE BY-LAWS
OF
MONEY MARKET OBLIGATIONS TRUST

Effective August 17, 2007

Strike Section 5 Powers of the Executive
Committee of Article II POWERS AND DUTIES OF THE
EXECUTIVE AND OTHER COMMITTEES and
replace with the following:

Section 5.  Powers of Executive Committee.
During the intervals between the Meetings of the Trustees, the Executive Committee, except as limited by the By-Laws of the Trust or by specific directions of the
Trustees, shall possess and may exercise all the powers of the Trustees in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive
Committee shall
deem to be in the best interests of the Trust, and shall have power to authorize the Seal of the Trust to be affixed to all instruments and documents requiring same. Notwithstanding the foregoing, the Executive
Committee shall not have the power to elect
Trustees, increase or decrease the number of Trustees, elect or remove any Officer, issue shares or recommend to shareholders any action requiring shareholder approval.



MONEY MARKET OBLIGATIONS TRUST
Amendment No. 29
to the
Amended & Restated
DECLARATION OF TRUST
Dated October 6, 1989
THIS Declaration of Trust is amended as follows:
I.	Strike the first paragraph of Section 5
of Article III from the Declaration of Trust and substitute in its place the following:
Section 5.  Establishment and Designation of
Series or Class. Without limiting the
authority of the Trustees set forth in Article
XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series and classes shall be, and are established and designated as:

Alabama Municipal Cash Trust
Arizona Municipal Cash Trust
Institutional Service Shares
Automated Cash Management Trust
Cash II Shares
Class K Shares
Institutional Service Shares
Automated Government Cash Reserves
Automated Government Money Trust
California Municipal Cash Trust
Cash II Shares
Cash Series Shares
Institutional Capital Shares
Institutional Service Shares
Institutional Shares
Connecticut Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Federated Capital Reserves Fund
Federated Government Reserves Fund
Federated Master Trust
Federated Municipal Trust
Federated Short-Term U.S. Government Trust
Federated Tax-Free Trust
Florida Municipal Cash Trust
Cash II Shares
Cash Series Shares
Institutional Shares
Georgia Municipal Cash Trust


Government Obligations Fund
Institutional Capital Shares
Institutional Shares
Institutional Service Shares
Trust Shares
Government Obligations Tax Managed Fund
Institutional Shares
Institutional Service Shares
Liberty U.S. Government Money Market Trust
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Liquid Cash Trust
Maryland Municipal Cash Trust
Massachusetts Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Michigan Municipal Cash Trust
Institutional Service Shares
Institutional Shares
Minnesota Municipal Cash Trust
Cash Series Shares
Institutional Shares
Money Market Management
Eagle Shares
Premier Shares
Municipal Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares
New Jersey Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Institutional Shares
New York Municipal Cash Trust
Cash II Shares
Cash Series Shares
Institutional Service Shares
Institutional Shares
North Carolina Municipal Cash Trust
Ohio Municipal Cash Trust
Cash II Shares
Institutional Service Shares
Institutional Shares
Pennsylvania Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Institutional Shares


Prime Cash Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares
Prime Management Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares
Prime Obligations Fund
Institutional Shares
Institutional Service Shares
Trust Shares
Prime Value Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares
Tax-Free Instruments Trust
Institutional Service Shares
Investment Shares
Tax-Free Obligations Fund
Institutional Shares
Institutional Service Shares
Treasury Obligations Fund
Institutional Shares
Institutional Service Shares
Institutional Capital Shares
Trust Shares
Trust for U.S. Treasury Obligations
U.S. Treasury Cash Reserves
Institutional Service Shares
Institutional Shares
Virginia Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Institutional Shares
	The undersigned, Executive Vice
President, hereby certifies that the above-stated
Amendment is a true and correct Amendment to
the Declaration of Trust, as adopted by the
Board of Trustees at a meeting on the 17th day
of August, 2007.
	WITNESS the due execution hereof this
17th day of August, 2007.
/s/ J. Christopher Donahue
J. Christopher Donahue
Executive Vice President